UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, Leadis Technology, Inc. (the “Company”) received a letter from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with the minimum bid price requirement of Nasdaq Marketplace Rule 4310(c)(4) as a result of the closing bid price for the Company’s common stock being below $1.00 for 30 consecutive business days.

The Nasdaq Marketplace Rules provide the Company with 180 calendar days, or until March 15, 2010, to regain compliance with the minimum bid price requirement, which will require the bid price of the Company’s common stock to remain at or above $1.00 for a minimum of 10 consecutive business days. If we do not regain compliance by March 15, 2010, Nasdaq will provide written notification that our common stock will be delisted, after which we may appeal the staff determination to the Nasdaq Listing Qualifications Panel if we so choose. The notification has no effect on the listing of the Company’s common stock at this time.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2009, the Board of Directors of the Company approved a modification of the severance benefits that would be payable to Antonio Alvarez, the Company’s President and Chief Executive Officer, John Allen, the Company’s Chief Financial Officer, and Skip Wong, the Company’s Executive Vice President of Operations (collectively, the “Executive Officers”). Each of the Executive Officers would be entitled to receive severance benefits under the Change of Control and Severance Benefit Plan adopted by the Company in June 2006 (the “2006 Severance Plan”) in the event of the termination of their employment following stockholder approval of the voluntary dissolution and liquidation of the Company (see Item 8.01 below). In approving the modification to the severance benefits, the Board of Directors sought to retain the services of the Executives through the stockholder approval of the voluntary dissolution of the Company, but also to reduce the amount of cash that would be expended by the Company on severance benefits. Pursuant to the modified severance terms, the Executive Officers will receive the following benefits in connection with the termination of their employment following stockholder approval of the voluntary dissolution of the Company:

		Modified Terms		2006 Severance Plan
Executive	Benefit Type	Benefit Period	Company Cost	Benefit Period	Company Cost
Tony Alvarez	Salary	1 year	$350,000	2 years	$700,000
	Bonus	none	$0	2 years	$560,000
	Health Benefits	1 year	$17,335	2 years	$34,670

John Allen	Salary	6 months	$110,250	1 year	$220,500
	Bonus	none	$0	1 year	$110,250
	Health Benefits	9 months	$12,541	1 year	$16,720

Skip Wong	Salary	9 months	$165,000	6 months	$110,000
	Bonus	none	$0	none	$0
	Health Benefits	9 months	$12,541	6 months	$8,360

The foregoing modified severance benefits represent an approximately 60% reduction in the amount of aggregate cash benefits that would have been payable to the Executive Officers under the 2006 Severance Plan.

To retain access to the services of the Executive Officers following approval of the voluntary dissolution of the Company by stockholders as may be necessary or beneficial for the orderly wind down of the Company, the Board of Directors also approved post-employment consulting arrangements with each of the Executive Officers. These consulting arrangements, if necessary, will provide for payments to the Executive Officers following the termination of their employment with the Company on the following terms:

Mr. Alvarez:	$6,000 per month consulting fee for services requested by Company

Mr. Allen:	$4,000 per month consulting fee for services requested by Company

Mr. Wong:	$4,000 per month consulting fee for services requested by Company

The consulting arrangements can be cancelled at any time by the Company when such consulting services are no longer required as part of the wind down process.

Item 8.01.	Other Events.

On September 15, 2009, the Board of Directors of the Company approved a Plan of Dissolution of the Company (the “Plan of Dissolution”), subject to stockholder approval. The Company intends to hold a special meeting of stockholders to seek approval of the Plan of Dissolution and will file preliminary proxy materials with the Securities and Exchange Commission. A copy of the Company’s press release announcing the Board’s approval of the Plan of Dissolution is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Leadis Technology, Inc. plans to file expeditiously with the SEC and mail to its stockholders a proxy statement in connection with the proposed dissolution and liquidation. The proxy statement will contain information about the Company, the proposed dissolution and liquidation and related matters. Investors and stockholders are urged to review the proxy statement carefully when it is available. This Form 8-K is not a solicitation of a proxy.

Investors and stockholders may obtain a free copy of the proxy statement and the other relevant materials and any other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to stockholders of record on the record date for the special meeting of stockholders. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Leadis Technology, Inc., Attn: Secretary, 800 W. California Avenue, Suite 200, Sunnyvale, CA 94086, or by contacting the investor relations department of Leadis Technology at (408) 331-8616.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Plan of Dissolution. Information regarding their direct or indirect interests, by security holdings or otherwise, in the solicitation will be included in the proxy statement filed by the Company with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of the Company dated September 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: September 18, 2009	/s/ Antonio R. Alvarez
Antonio R. Alvarez
Chief Executive Officer

Index to Exhibits

Exhibit Number	Description
99.1	Press release of the Company dated September 18, 2009